EXHIBIT 99.1

Energy and Water Development Corp, announces Upgrade to OTCQB Venture Market

Miami, Florida, Dec. 30, 2020 (GLOBE NEWSWIRE) -- via NewMediaWire -- Energy and Water Development Corp. (OTCQB: EAWD), a green-tech engineering solutions company focused on delivering Self Sufficient Energy Powered Water Generation Systems, is pleased to announce its uplifting to the OTCQB Venture Market (OTCQB) since December 21st, 2020.

“We are excited about EAWD upgrade to the OTCQB Venture Market. This milestone exhibits our continued commitment to our shareholders; we believe listing on the OTCQB will provide the Company with increased access to US institutional and retail investors and a broader shareholder base. U.S. investors will have the opportunity to share in the Company's growth, as investor interest in green tech solutions benefits of water generation gain momentum; U.S. investors can find Real-Time quotes and market information for EAWD at www.otcmarkets.com and access current company news and developments," Ralph Hofmeier, Chief Executive Officer of Energy And Water Development Corp., stated.

The OTCQB offers transparent trading in entrepreneurial and development stage companies that have met a minimum bid price test, are current in their financial reporting and have undergone an annual verification and management certification process. These standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors.

About Energy and Water Development Corp.

Energy and Water Development Corp. (“EAWD”) is a green-tech engineering solutions company focused on delivering water and energy to extreme environments. The Company offers design, construction, maintenance, and specialty consulting services to private companies, government entities and non-government organizations (NGOs). EAWD builds water and energy systems out of already-existing, proven technologies, utilizing their technical know-how to customize solutions to their clients’ needs.

The Company’s website is: www.eawctechnologies.com

Forward-Looking Statements

This press release may contain forward-looking statements. The words “believe,” “expect,” “should,” “intend,” “estimate,” “projects,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s filings.

Contact Information:

Energy and Water Development Corp.

Irma Velazquez, Chief Operating Officer

Email: velazquezi@eawctechnologies.com

Tel. +1 347 871 8927